Exhibit 10.9

FORM OF

Air Water Ventures Limited
2025 Employee Stock Purchase Plan

Section 1. Purpose of the Plan

This Air Water Ventures Limited 2025 Employee Stock Purchase Plan (as in effect and as amended from time to time, the “Plan”) is intended to promote the interests of the Company by providing eligible employees with the opportunity to acquire a proprietary interest in the Company through participation in an employee stock purchase plan.

The Plan has two components: (a) one component (the “423 Component”) is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, and the 423 Component will be interpreted in a manner that is consistent with that intent, and (b) the other component (the “Non-423 Component”), which is not intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, authorizes the grant of rights to purchase Common Stock pursuant to rules, procedures or sub-plans adopted by the Plan Administrator that are designed to achieve tax, securities laws or other objectives for Participants designated by the Plan Administrator. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

The Plan is effective as the Effective Date.

Section 2. Definitions

The following terms shall have the meanings set forth below for purposes of the Plan:

(a) “Base Salary” means, unless otherwise specified by the Plan Administrator prior to the start of an offering period, the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in the Plan, plus, where applicable any pre-tax contributions made by the Participant to any cash-or-deferred arrangement that meets the requirements of Section 401(k) of the Code or any cafeteria benefit program that meets the requirements of Section 125 of the Code, now or hereafter established by the Company or any Subsidiary. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions, payments relating to stock options or other equity-based awards and other incentive-type payments and (ii) any and all contributions (other than contributions subject to Sections 401(k) and 125 of the Code) made on the Participant’s behalf by the Company or any Subsidiary under any employee benefit or welfare plan now or hereafter established.

(b) “Board” means the Company’s Board of Directors.

(c) “Change of Control” has the meaning given to such term (or analogous term) in the Equity Plan.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation Committee of the Board.

(f) “Company” means Air Water Ventures Limited, a Cayman Islands exempted company, and any successor to all or substantially all of the assets or voting shares thereof.

(g) “Effective Date” means [●].

(h) “Eligible Employee” has the meaning set forth in Section 6(a).

(i) “Equity Plan” means the Air Water Ventures Limited 2025 Incentive Equity Plan (as in effect from time to time) or any successor equity compensation plan thereto.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” per Share on any relevant date means the closing sales price during regular trading hours on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported.

(l) “Offering Date” means the first date of a Purchase Period or other offering period under the Plan.

(m) “Participant” means any Eligible Employee of a Participating Company who is actively participating in the Plan.

(n) “Participating Company” means the Company and each Subsidiary that is authorized, in accordance with Section 6(b) of the Plan, to extend the benefits of the Plan to its Eligible Employees. Any entity that is a Participating Company under the Non-423 Component can not be a Participating Company under the 423 Component. For purposes of the 423 Component, an entity may be a Participating Company only if it constitutes a “parent corporation” or “subsidiary corporation’ within the meaning of Section 424 of the Code and applicable regulations.

(o) “Plan” has the meaning set forth in Section 1.

(p) “Plan Administrator” means a committee of officers or members of the Board designated by the Board to administer the Plan. Unless otherwise designated by the Board, the Plan Administrator shall be the Committee as constituted by the Board from time to time. Either the Board or Committee may act as the Plan Administrator at any time, in which case each reference to Plan Administrator shall be deemed to refer to the Board or Committee, as applicable; provided that, to the extent Committee or Board action is required by any listing standard of any national securities exchange on which Shares are traded, the Committee or Board (as applicable) shall act as the Plan Administrator for such action.

(q) “Purchase Date” means the last business day of each Purchase Period or other offering period under the Plan.

(r) “Purchase Period” means the offering period determined according to Section 5, at the end of which there shall be purchased Shares on behalf of each Participant.

(s) “Share” means an Ordinary Share of the Company.

(t) “Subsidiary” means any entity, whether or not such entity now exists or is hereafter organized or acquired by the Company or a Subsidiary, in which the Company has a greater than fifty percent (50%) ownership interest.

Section 3. Administration of the Plan

(a) The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate, including for the 423 Component, such rules and regulations deemed necessary or appropriate to comply with the requirements of Section 423 of the Code. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

(b) The Plan Administrator may, from time to time, grant or provide for the grant of rights to purchase Common Stock under the 423 Component or the Non-423 Component of the Plan to Eligible Employees during one or more periods. Any offering under the Non-423 Component may not be designed to comply with the requirements of Code Section 423 but shall comply with the requirements of any foreign jurisdictions in which those offerings are conducted. Such offerings shall be separate from any offerings under the 423 Component and may be concurrent with those offerings. In no event, however, shall the terms and conditions of any offering contravene the express limitations and restrictions of the Plan except to the extent required by applicable law. The Participants in each separate offering under the 423 Component of the Plan shall have equal rights and privileges under that offering in accordance with the requirements of Code Section 423(b)(5) and the applicable Treasury Regulations thereunder.

Section 4. Shares Subject to Plan; Adjustments; Share Limitations

(a) The shares purchasable under the Plan shall be Shares, which may be authorized but unissued or reacquired Shares, including Shares purchased on the open market. The number of Shares reserved for issuance under the Plan shall be limited to [●] Shares. Shares that for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan shall again, except to the extent prohibited by law or listing standards of an applicable listing exchange, be available for subsequent offering periods under the Plan.

(b) If there is any change in the number or kind of Shares outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares; (ii) a merger, amalgamation, arrangement, reorganization or consolidation; (iii) a reclassification or change in par value; or (iv) any other extraordinary or unusual event affecting the outstanding Shares as a class without the Company’s receipt of consideration, or if the value of outstanding Shares is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, then the maximum number and kind of Shares available for issuance under the Plan, the maximum number and kind of Shares purchasable per Participant during any offering period and on any one Purchase Date during that offering period, the number and kind of Shares in effect under each outstanding purchase right, the number and kind of Shares issued and to be issued under the Plan, and the price per Share in effect under each outstanding purchase right shall be equitably adjusted by the Plan Administrator to reflect any increase or decrease in the number of, or change in the kind or value of, the issued Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding purchase rights. In addition, the Plan Administrator is authorized to adjust such other terms and conditions under the Plan as it determines appropriate in connection with the events described in the preceding sentence. In the event of a Change of Control, the provisions of Section 8(i) shall apply. For the 423 Component, any adjustments to outstanding purchase rights shall be consistent with Code Section 424, to the extent applicable. The Plan Administrator shall have the sole discretion and authority to determine what appropriate adjustments shall be made and any adjustments determined by the Plan Administrator shall be final, binding and conclusive.

(c) The Plan Administrator shall determine, for any offering period, the maximum number of Shares that any one Participant may acquire; provided that if such a determination is not made prior to the Offering Date for an offering period, such maximum number of Shares for each Participant under the 423 Component shall be [●] Shares, subject to adjustment set forth in Section 4(b) (the “Individual Limit”). The Individual Limit shall be proportionately adjusted for any offering period of less than six months, and may, at the discretion of the Plan Administrator, be proportionately increased for any offering period of greater than six months.

(d) The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

(i) the admission of such Shares to listing on all stock exchanges, if any, on which Shares are then listed;

(ii) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the Plan Administrator shall, in its absolute discretion, deem necessary or advisable;

(iii) the obtaining of any approval or other clearance from any state or federal governmental agency that the Plan Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(iv) the payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and

(v) the lapse of such reasonable period of time following the exercise of the rights as the Plan Administrator may from time to time establish for reasons of administrative convenience.

Section 5. Purchase Periods

(a) Shares shall be offered for purchase under the Plan through offering periods until such time as (i) the maximum number of Shares available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

(b) Unless otherwise determined by the Plan Administrator, an offering period under the Plan will be a single “Purchase Period”. The Plan Administrator shall determine the duration of each Purchase Period under the Plan; provided that in no event shall a Purchase Period exceed twenty-seven (27) months; provided, further, that the Plan Administrator shall also determine the Offering Date and Purchase Date for each Purchase Period from time to time. Unless otherwise determined by the Plan Administrator, the default Purchase Periods under the Plan will be successive six (6) month periods with the first commencing on January 1 and ending on June 30 and the second beginning on July 1 and ending on December 31 of each calendar year.

(c) Notwithstanding the foregoing, if determined by the Plan Administrator, the terms and conditions of each offering period may vary, and two or more offering periods may run concurrently under the Plan, each with its own terms and conditions. In addition, special offering periods may be established with respect to entities that are acquired by the Company (or any Subsidiary) or under such other circumstances as the Plan Administrator deems appropriate. In no event, however, shall the terms and conditions of any offering period contravene the express limitations and restrictions of the Plan, and the Participants in each separate offering period conducted by the Company in the United States shall have equal rights and privileges under that offering in accordance with the requirements of Section 423(b)(5) of the Code and the applicable Treasury Regulations thereunder.

Section 6. Eligibility

(a) For the purposes of the Non-423 Component, an “Eligible Employee” includes each employee designated by such rules as the Plan Administrator may adopt with respect to such Non-423 Component. For the purposes of the 423 Component, an “Eligible Employee” includes each employee (as defined for purposes of Section 423 of the Code) of a Participating Company who satisfies the following criteria:

(i) such employee does not, immediately prior to the exercise of any rights under the Plan, own (directly or through attribution) shares possessing five percent (5%) or more of the total combined voting power or value of Shares or of all classes of stock of the Company or any Subsidiary (as determined under section 423(b)(3) of the Code);

(ii) is not classified by a Participating Company as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court; provided that any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an employee or Eligible Employee for purposes of the Plan, unless the Plan Administrator determines otherwise;

(iii) has completed thirty (30) days of service with a Participating Company prior to an Offering Date of the applicable offering period; provided that, for any specific offering period, the Plan Administrator may waive this service requirement or increase this service requirement to a service requirement not to exceed two (2) years;

(iv) is engaged on a regularly-scheduled basis of more than twenty (20) hours per week; provided that, for any specific offering period, the Plan Administrator may waive or decrease the hours required for this hour-based service requirement; and

(v) whose customary employment is for more than five (5) months per calendar year; provided that, for any specific offering period, the Plan Administrator may waive this service-based requirement or lessen the number of months required.

In addition to the foregoing requirements for eligibility, for any offering period, the Plan Administrator may exclude any employee of a Participating Company who is (x) a “highly compensated employee” as defined within the meaning of section 414(q) of the Code or (y) is a member of a union or collective bargaining organization that has not elected for its members to be eligible to participate in the Plan.

Notwithstanding the foregoing, (A) any exclusion of eligibility shall be applied in an identical manner for an offering period to all employees of Participating Companies and shall be applied in compliance with Treasury Regulation section 1.423-2(e) and (B) the requirements above shall not apply to employees for whom the application of such requirements would violate applicable law.

(b) As of the Effective Date, the Company and each of its U.S. based Subsidiaries shall each be a Participating Company. Prior to the first Purchase Period, the Plan Administrator will designate which other Subsidiaries (if any) may be designated as a Participating Company, and each such Subsidiary will remain a Participating Company until the Plan Administrator revokes such decision. Each U.S. corporation that is a Subsidiary and that is designated as a Participating Company after the Effective Date shall become a Participating Company effective as of the Offering Date of the first offering period coincident with or next following the date on which it is designated as such by the Plan Administrator, unless the Plan Administrator determines otherwise prior to the Offering Date of that offering period. Any other corporation that is a Subsidiary as of the Effective Date or becomes a Subsidiary after the Effective Date, and any Subsidiary whose participation in the Plan is delayed by the Plan Administrator under the preceding sentence, shall become a Participating Company when authorized by the Plan Administrator.

(c) Except as otherwise provided in the Plan, to participate in the Plan for a particular offering period, the Eligible Employee must complete and submit enrollment and payroll deduction authorization or other forms prescribed by the Plan Administrator in accordance with enrollment procedures prescribed by the Plan Administrator (which may include accessing the website designated by the Company and electronically enrolling and authorizing payroll deductions or completing other forms) on or before the Offering Date for the applicable offering period (or such earlier date as determined by the Plan Administrator). Unless otherwise specified by the Plan Administrator, once an Eligible Employee timely submits the properly completed enrollment forms, the Eligible Employee’s participation in the Plan will automatically remain in effect from one offering period to the next in accordance with the Eligible Employee’s payroll deduction authorization (including the Eligible Employee’s designated rate of payroll deduction) unless and until such Eligible Employee withdraws from the Plan or ceases to be an Eligible Employee, changes the rate of the Eligible Employee’s payroll deduction or the Eligible Employee’s employment status changes.

Section 7. Payroll Deductions

(a) Except to the extent otherwise determined by the Plan Administrator, payment for Shares purchased under the Plan shall be effected by means of the Participant’s authorized payroll deduction. The payroll deductions authorized by the Participant for purposes of acquiring Shares under the Plan may be a flat dollar amount, which amount shall not be less than five dollars (US$5.00), or any multiple of one percent (1%) of the Base Salary paid to the Participant during each Purchase Period within such offering period, up to a maximum of the lesser of twenty-five thousand dollars (US$25,000) and ten percent (10%) of Base Salary unless the Plan Administrator establishes a different maximum percentage prior to the Offering Date of the applicable offering period (subject to the limitations set forth in the Plan). The deduction rate so authorized shall continue in effect for the entire offering period except as otherwise provided in the Plan and for changes effected in accordance with the following guidelines:

(i) The Participant may, at any time during the offering period, reduce the Participant’s rate of payroll deduction to become effective as soon as possible after submitting the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one such reduction per Purchase Period.

(ii) The Participant may at any time reduce the Participant’s rate of payroll deduction under the Plan to zero percent (0%). Such reduction shall become effective as soon as possible after submitting the appropriate form with the Company. The Participant’s existing payroll deductions shall be applied to the purchase of Shares on the next scheduled Purchase Date unless the Participant’s participation in the Plan has terminated in accordance with Section 8(g).

(iii) The Participant may, at any time during the offering period, increase the rate of the Participant’s payroll deduction (up to the maximum percentage limit for that offering period) to become effective for the next offering period. The Participant may not, however, effect more than one such increase per offering period, and in no event shall any increase apply mid-offering period.

(b) Except as otherwise provided in the Plan, payroll deductions shall begin on the earliest pay day following the Offering Date as is administratively practicable and shall (unless sooner terminated by the Participant or the Participant ceases to be an Eligible Employee) continue through the pay day ending with or immediately prior to the last day of the offering period. The payroll deductions collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account unless otherwise required by the terms governing that offering period. Unless the Plan Administrator determines otherwise prior to the start of the applicable offering period, the amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

(c) Payroll deductions collected in a currency other than U.S. Dollars shall be converted into U.S. Dollars on the last day of the Purchase Period in which collected, with such conversion to be based on an exchange rate determined by the Plan Administrator in its sole discretion. Any changes or fluctuations in the exchange rate at which the payroll deductions collected on the Participant’s behalf are converted into U.S. Dollars on each Purchase Date shall be borne solely by the Participant.

(d) Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right or eligibility in accordance with the provisions of the Plan.

(e) The Plan Administrator may permit Eligible Employees of one or more Participating Companies to participate in the Plan by making contributions other than through payroll deductions or as a lump sum. The Plan Administrator may adopt such rules and regulations for administering the Plan as it may deem necessary, in its sole and absolute discretion, to facilitate contributions under this Section. Except as required by law, such rules and regulations need not be uniform and may apply to one or more Eligible Employees.

(f) The Participant’s acquisition of Shares under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Shares on any subsequent Purchase Date, whether within the same or a different offering period.

Section 8. Purchase Rights

(a) Grant of Purchase Right. A Participant shall be granted a separate purchase right for each offering period in which the Participant participates. The purchase right shall be granted on the applicable Offering Date. The purchase right shall provide the Participant with the right to purchase Shares on the Purchase Date upon the terms set forth below. Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Section 424(d) of the Code) or hold outstanding options or other rights to purchase, shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or any Subsidiary.

(b) Exercise of the Purchase Right. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and Shares shall accordingly be purchased on behalf of each Participant (other than any Participants whose payroll deductions have previously been refunded in accordance with the Section 8(g) below) on such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions (as converted to U.S. dollars) for the Purchase Period on the applicable Purchase Date to the purchase of whole Shares (subject to the limitation on the maximum number of Shares purchasable per Participant on any one Purchase Date) at the purchase price in effect for the Participant for that Purchase Date. Unused payroll deductions remaining in a Participant’s account at the end of a Purchase Period by reason of the inability to purchase a fractional share shall be carried forward to the next Purchase Period.

(c) Purchase Price. Effective with the initial Purchase Period commencing following the Effective Date and until such time as otherwise determined by the Plan Administrator, the purchase price per Share at which Shares will be purchased on the Participant’s behalf on each Purchase Date shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per Share on the Offering Date of the applicable Purchase Period or (ii) the Fair Market Value per Share on the Purchase Date of the applicable Purchase Period. Notwithstanding the foregoing, the Plan Administrator may, prior to the start of any offering period, establish a higher purchase price per Share for that offering period.

(d) Number of Purchasable Shares. The number of Shares purchasable by a Participant on each Purchase Date during the particular offering period in which the Participant is enrolled shall be the number of Shares obtained by dividing the amount collected from the Participant through payroll deductions during the offering period ending with that Purchase Date by the purchase price in effect for that Purchase Date. However, the maximum number of Shares purchasable per Participant on any one Purchase Date shall be governed by the limitations set forth in the Plan, including the Individual Limit, as adjusted periodically in the event of certain changes in the Company’s capitalization. These limitations shall apply for each subsequent offering period, unless otherwise determined by the Plan Administrator.

(e) Excess Payroll Deductions. Any payroll deductions not applied to the purchase of Shares on any Purchase Date by reason of any limitation on the maximum number of Shares purchasable by the Participant on the Purchase Date (whether such limitation is pursuant to Section 8(d), Section 9(a) or otherwise) shall be promptly refunded.

(f) Suspension of Payroll Deductions. In the event that a Participant is, by reason of the accrual limitations set forth in the Plan, precluded from purchasing additional Shares on one or more Purchase Dates during the offering period in which the Participant is enrolled, then no further payroll deductions for that offering period shall be collected from such Participant with respect to those Purchase Dates. Such suspension of payroll deductions shall not terminate the Participant’s purchase right for the offering period in which the Participant is enrolled, and the Participant’s payroll deductions shall automatically resume on behalf of such Participant once the Participant is again able to purchase Shares during that offering period in compliance with the accrual limitations set forth in the Plan. All refunds shall be in the currency in which paid by the Company or applicable Subsidiary.

(g) Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

(i) A Participant may, no later than fifteen (15) days (or such other period as determined by the Plan Administrator) prior to a Purchase Date for an offering period, terminate the Participant’s outstanding purchase right by submitting the prescribed form in accordance with procedures prescribed by the Plan Administrator (which may include accessing the website designated by the Company and electronically electing to withdraw). Any payroll deductions collected during the Purchase Period in which such termination occurs shall, at the Participant’s election, be immediately refunded (in the currency in which paid by the Company or applicable Subsidiary) or held for the purchase of Shares on the applicable Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the Purchase Period in which such termination occurs shall be refunded (in the currency in which paid by the Company or applicable Subsidiary) to the Participant as soon as possible.

(ii) The Participant’s termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (in accordance with procedures prescribed by the Plan Administrator) on or before the Offering Date for the applicable offering period.

(iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status, compensation or position) while the Participant’s purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Period in which the purchase right so terminates shall be immediately refunded in the currency in which paid by the Company or applicable Subsidiary. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then all the payroll deductions collected to date on the Participant’s behalf for that Purchase Period shall be held for the purchase of Shares on the Participant’s behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service (x) within three (3) months following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant is provided with reemployment rights by statute or contract, the Participant’s payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to the Participant’s return. An individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period above will be treated as a new employee for purposes of subsequent participation in the Plan and must re-enroll in the Plan (in accordance with procedures prescribed by the Plan Administrator) in order to participate in an offering period, on or before and the applicable Offering Date for such offering period (or such earlier date as provided by the Plan Administrator).

(h) Proration of Purchase Rights. Should the total number of Shares that are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of Shares then available for issuance under the Plan, the Plan Administrator shall make a pro rata allocation of the available Shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Shares prorated to such individual, shall be refunded.

(i) Change of Control. In the event that a Change of Control occurs during an offering period, the Board may take such action as it deems appropriate, including (without limitation), (i) provide that each outstanding purchase right will terminate as of a date prior to the effective date of the Change of Control and all payroll deductions of each Participant accumulated for the Purchase Period in which such Change of Control occurs (and not previously applied to the purchase of Shares) shall be refunded to the Participant; (ii) provide that a Purchase Date shall automatically occur on a date prior to the effective date of the Change of Control, and each purchase right outstanding at that time shall thereupon be exercised by applying the payroll deductions of each Participant for the Purchase Period in which such Change of Control occurs to the purchase of Shares at the purchase price per Share in effect for that offering period pursuant to the purchase price formula provisions of Section 8(c); (iii) provide that each outstanding purchase right will be assumed or an equivalent right will be substituted by the successor corporation (or parent or subsidiary thereof); or (iv) provide than no new offering period shall be initiated following the announcement of such Change of Control.

(j) ESPP Brokerage Account. The Plan Administrator shall have the discretionary authority to require that the Shares purchased on behalf of each Participant be deposited directly into a brokerage account, which the Company shall establish for the Participant at a Company-designated brokerage firm (the “ESPP Brokerage Account”). Except as otherwise provided below, the deposited Shares may not be transferred (either electronically or in certificate form) from the ESPP Brokerage Account until the later of the following two periods: (i) the end of the two (2)-year period measured from the Offering Date of an applicable offering period during which the Shares were purchased and (ii) the end of the one (1)-year measured from the actual purchase date of those Shares. Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. Any Shares held for the required holding period may be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms. The foregoing procedures shall not in any way limit when the Participant may sell the Participant’s Shares. Such procedures are designed solely to assure that any sale of Shares prior to the satisfaction of the required holding period is made through the ESPP Brokerage Account. In addition, the Participant may request a share certificate or Share transfer from the Participant’s ESPP Brokerage Account prior to the satisfaction of the required holding period should the Participant wish to make a gift of any Shares held in that account. However, Shares may not be transferred (either electronically or in certificate form) from the ESPP Brokerage Account for use as collateral for a loan, unless those Shares have been held for the required holding period. The procedures set forth in this Section 8(j) shall apply to all Shares purchased under the Plan by each Participant, whether or not the Participant continues in Eligible Employee status.

(k) Assignability. During the Participant’s lifetime, the purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant (other than by will or the laws of descent).

(l) Shareholder Rights. A Participant shall have no stockholder rights with respect to the Shares subject to the Participant’s outstanding purchase right until the Shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased Shares.

(m) Withholding Taxes. The Company’s obligation to deliver Shares upon exercise of a purchase right under the Plan shall be subject to the satisfaction of all income, employment and payroll taxes, social insurance, national insurance contributions and other contributions, levies, payment on account obligations or other payments required to be collected, withheld or accounted for in connection with the purchase right.

Section 9. Accrual Limitations

(a) No Participant shall be entitled to accrue rights to acquire Shares pursuant to any purchase right outstanding under the 423 Component of the Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Shares accrued under any other purchase right granted under the Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or any Subsidiary, would otherwise permit such Participant to purchase more than twenty-five thousand dollars (US $25,000) worth of shares of the Company or any Subsidiary (determined on the basis of the Fair Market Value per Share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

(b) For purposes of applying such accrual limitations, the right to acquire Shares under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period for which such right remains outstanding.

(c) If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular offering period, then the payroll deductions that the Participant made during that offering period with respect to such purchase right shall be promptly refunded.

(d) In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan, or any instrument issued thereunder, the provisions of this Article shall be controlling.

Section 10. Effective Date and Term of the Plan

(a) The Plan became effective on the Effective Date.

(b) Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the date on which all Shares available for issuance under the Plan have been issued pursuant to purchase rights exercised under the Plan or (ii) the date on which all purchase rights are exercised in connection with a Change of Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following its termination.

Section 11. Amendment of the Plan

The Board may alter or amend the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements. In addition, the Board may suspend or terminate the Plan at any time to become effective immediately following the close of any offering period.

Section 12. Provisions for Foreign Participants.

(a) The Plan Administrator may establish subplans, addenda or procedures under the Non-423 Component of the Plan and any enrollment agreement or take any other necessary or appropriate action to address local applicable law, including (i) differences in laws, rules, regulations or customs of such jurisdictions with respect to tax, securities, currency, employee benefit or other matters, (ii) listing and other requirements of any non-U.S. securities exchange and (iii) any necessary local governmental or regulatory exemptions or approvals.

(b) The Plan includes Exhibit A hereto, which sets forth country-specific terms applicable to each Participant in the Non-423 Component of the Plan residing in a country set forth on Exhibit A.

(c) By participating in the Plan or accepting any rights under it, each Participant consents to the collection and processing of personal data relating to the participant so that the Company and its Subsidiaries can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and Shares offered or received, purchased or sold under the Plan from time to time and other appropriate financial and other data about the Participant and the Participant’s participation in the Plan.

Section 13. General Provisions

(a) All costs and expenses incurred in the administration of the Plan shall be paid by the Company; however, each Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any Shares purchased under the Plan.

(b) The Plan Administrator may adopt procedures for Participants to elect or change beneficiaries of rights under the Plan.

(c) Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Subsidiary for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

(d) The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions outside the United States or any country set forth on Exhibit A. The Board shall establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Plan Administrator’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and no Participating Company shall be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.

(e) To the extent permitted by applicable law and in the discretion of the Plan Administrator, an Eligible Employee may submit any designation, subscription agreement, form or notice as set forth herein by means of an electronic form approved by the Plan Administrator. Before the commencement of a Purchase Period, the Plan Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Plan Administrator with respect to such Purchase Period in order to be a valid election.

(f) The validity, construction, interpretation and effect of the Plan and offerings and rights issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.